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                                  EXHIBIT 24(4)

                        CONSENT OF GERRISH & McCREARY, P.C.

     We hereby consent to the references made to Gerrish & McCreary, P.C. in the Form S-4 Registration Statement of First Security Corporation in connection with the acquisition of Rio Grande Bancshares, Inc. and of First National Bank of Dona Ana County.

                                                       Sincerely,

                                                       GERRISH & McCREARY, P.C.

                                                       By:

                                                       /s/ M. Thomas Parrish
                                                       ---------------------
                                                       Of and for the firm
                                                       Attorney at Law


December 8, 1997